SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant [ x ]

Filed by a Party other than the Registrant [    ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement	[	]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ x ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

MCG Capital Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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[    ] Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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April 19, 2004

Dear Stockholder:

You are cordially invited to attend the 2004 Annual Meeting of Stockholders to be held on Wednesday, May 19, 2004 at 10:30 a.m., Eastern Time, at the Hyatt Arlington at Washington’s Key Bridge, 1325 Wilson Boulevard, Arlington, VA 22209.

The notice of annual meeting and proxy statement accompanying this letter provide an outline of the business to be conducted at the meeting. I will also report on the progress of the Company during the past year and answer stockholders’ questions.

It is important that your shares be represented at the annual meeting. If you are unable to attend the meeting in person, I urge you to complete, date and sign the enclosed proxy card and promptly return it in the envelope provided. Your vote is important.

Sincerely yours,

Bryan J. Mitchell

Chief Executive Officer

MCG CAPITAL CORPORATION

1100 Wilson Boulevard, Suite 3000

Arlington, Virginia 22209

(703) 247-7500

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 19, 2004

To the Stockholders of MCG Capital Corporation:

The 2004 Annual Meeting of Stockholders of MCG Capital Corporation (the “Company”) will be held at the Hyatt Arlington at Washington’s Key Bridge, 1325 Wilson Boulevard, Arlington, VA 22209 on Wednesday, May 19, 2004, at 10:30 a.m. Eastern Time for the following purposes:

1.	To elect three directors of the Company who will serve for three years, or until their successors are elected and qualified;

2.	To ratify the selection of Ernst & Young LLP to serve as independent auditors for the Company for the fiscal year ending December 31, 2004; and

3.	To transact such other business as may properly come before the meeting.

You have the right to receive notice of and to vote at the meeting if you were a stockholder of record at the close of business on April 13, 2004. Whether or not you expect to be present in person at the meeting, please sign the enclosed proxy and return it promptly in the self-addressed envelope provided. Instructions are shown on the proxy card. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the annual meeting, the annual meeting may be adjourned in order to permit further solicitation of the proxies by the Company.

By Order of the Board of Directors,

Samuel G. Rubenstein

Corporate Secretary

Arlington, Virginia

April 19, 2004

This is an important meeting. To ensure proper representation at the meeting, please complete, sign, date and return the proxy card in the enclosed, self–addressed envelope. Even if you vote your shares prior to the meeting, you still may attend the meeting and vote your shares in person.

MCG CAPITAL CORPORATION

1100 Wilson Boulevard, Suite 3000

Arlington, Virginia 22209

(703) 247-7500

PROXY STATEMENT

2004 Annual Meeting of Stockholders

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of MCG Capital Corporation (the “Company”, “we”, “us” or “our”) for use at the Company’s 2004 Annual Meeting of Stockholders (the “Meeting”) to be held on Wednesday, May 19, 2004, at 10:30 a.m. at the Hyatt Arlington at Washington’s Key Bridge, 1325 Wilson Boulevard, Arlington, VA 22209 and at any adjournments thereof. This Proxy Statement, the accompanying proxy card and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 are first being sent to stockholders on or about April 19, 2004.

We encourage you to vote your shares, either by voting in person at the Meeting or by granting a proxy (i.e., authorizing someone to vote your shares). If you properly sign and date the accompanying proxy card, and the Company receives it in time for the Meeting, the persons named as proxies will vote the shares registered directly in your name in the manner that you specified. If you give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR the election of the nominees as directors and FOR the other matters listed in the accompanying Notice of Annual Meeting of Stockholders.

If you are a “stockholder of record” (i.e., you hold shares directly in your name), you may revoke a proxy at any time before it is exercised by notifying the proxy tabulator in writing, by submitting a properly executed, later-dated proxy, or by voting in person at the Meeting. Any stockholder of record attending the Meeting may vote in person whether or not he or she has previously voted his or her shares. If your shares are held for your account by a broker, bank or other institution or nominee (“Broker Shares”), you may vote such shares at the Meeting only if you obtain proper written authority from your institution or nominee and present it at the Meeting.

If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically via the Internet or by telephone. A large number of banks and brokerage firms participate in the ADP Investor Communications Services online program. This program provides eligible stockholders who receive a copy of the annual report and proxy statement, either by paper or electronically, the opportunity to vote via the Internet or by telephone. If the entity holding your shares participates in ADP’s program, your voting form will provide instructions. If your voting form does not reference Internet or telephone voting information, please complete and return the paper proxy card in the pre-addressed, postage-paid envelope provided.

Purpose of Meeting

At the Meeting, you will be asked to vote on the following proposals:

1.	To elect three directors of the Company who will serve for three years, or until their successors are elected and qualified;

2.	To ratify the selection of Ernst & Young LLP to serve as independent auditors for the Company for the fiscal year ending December 31, 2004; and

3.	To transact such other business as may properly come before the meeting.

Voting Securities

You may vote your shares at the Meeting only if you were a stockholder of record at the close of business on April 13, 2004 (the “Record Date”). On April 13, 2004, there were 38,732,948 shares of the Company’s common stock outstanding. Each share of the common stock is entitled to one vote.

If a majority of the shares entitled to vote are present at the Meeting, then a quorum has been reached, and the Meeting can commence. A share is present for quorum purposes if it is represented in person or by proxy for any purpose at the Meeting. Abstentions and Broker Shares that are voted on any matter at the Meeting are included in determining the presence of a quorum for the transaction of business at the commencement of the Meeting and on those matters for which the broker, nominee or fiduciary has authority to vote. If a quorum is not present at the Meeting, or if a quorum is present but not enough votes to approve any of the proposals, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the shares represented at the Meeting in person or by proxy. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit further solicitation of proxies. A stockholder vote may be taken on one or more of the proposals in this Proxy Statement prior to any such adjournment if there are sufficient votes for approval on such proposal(s).

The election of directors requires the vote of a plurality of the Common Stock. Stockholders may not cumulate their votes. If you vote “Withhold Authority” with respect to one or more nominees, your shares will not be voted with respect to the person or persons indicated. Because directors are elected by a plurality of the votes, an abstention will have no effect on the outcome of the vote and, therefore, is not offered as a voting option for this proposal.

The ratification of the Company’s independent auditors requires the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote at the Meeting. Therefore, an abstention from voting on this proposal will have the effect of a negative vote with respect to such proposal. Broker Shares will be treated as not present and not entitled to vote with respect to this proposal and will, therefore, reduce the absolute number (but not the percentage) of the affirmative votes required for approval of this proposal.

Information Regarding This Solicitation

We will bear the expense of the solicitation of proxies for the Meeting, including the cost of preparing, printing and mailing this Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders, and proxy card. We have requested that brokers, nominees, fiduciaries and other persons holding shares in their names, or in the name of their nominees, which are beneficially owned by others, forward the proxy materials to, and obtain proxies from, such beneficial owners. We will reimburse such persons for their reasonable expenses in so doing.

In addition to the solicitation of proxies by the use of the mails, proxies may be solicited in person and by telephone or facsimile transmission by directors, officers or regular employees of the Company (without special compensation therefor). Any proxy given pursuant to this solicitation may be revoked by notice from the person giving the proxy at any time before it is exercised. Any such notice of revocation should be provided in writing signed by the shareholder in the same manner as the proxy being revoked and delivered to the Company’s proxy tabulator, American Stock Transfer & Trust Company.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of April 14, 2004, the beneficial ownership of each current director, each nominee for director, the Company’s executive officers, each person known to us to beneficially own more than 5% of the outstanding shares of our common stock, and the executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. Ownership information for those persons who beneficially own 5% or more of our shares of common stock is based upon Schedule 13G filings by such persons with the Securities and Exchange Commission and other information obtained from such persons.

Unless otherwise indicated, the Company believes that each beneficial owner set forth in the table has sole voting and investment power and has the same address as the Company. Our address is 1100 Wilson Boulevard, Suite 3000, Arlington, Virginia 22209.

Name and Address of Beneficial Owner	Number of Shares Owned Beneficially	Percentage of Class(1)
Entities affiliated with The Goldman Sachs Group, Inc.(2) c/o Goldman, Sachs & Co. 85 Broad Street New York, NY 10004	6,037,500	15.6%

Wasatch Advisors, Inc. 150 Social Hall Avenue Salt Lake City, UT 84111	3,081,663	8.0

U.S. Trust Corporation(3) 114 W. 47 Street New York, NY 10036	2,268,118	5.9

Vestar Capital Partners IV, L.P.(4) 245 Park Avenue 41st Floor New York, NY 10167	2,166,667	5.6

Eubel Brady and Suttman Asset Management, Inc.(5) 7777 Washington Village Drive Suite 210 Dayton, OH 45459	2,004,955	5.2

Quantum Industrial Partners LDC(6) c/o Curacao Corporation Company N.V. Kaya Flamboyan 9 P.O. Box 812 Willemstad, Curacao Netherlands Antilles	1,990,666	5.1

Interested Directors

Bryan J. Mitchell(7)	486,652	1.3

Steven F. Tunney(8)	386,595	1.0

Robert J. Merrick(9)	76,438	*

Joseph H. Gleberman(10)	—	*

Name and Address of Beneficial Owner	Number of Shares Owned Beneficially	Percentage of Class(1)
Independent Directors

Wallace B. Millner, III(11)	80,464	*

Jeffrey M. Bucher	2,500	*

Kenneth J. O’Keefe	2,541	*

Norman W. Alpert(12)	775	*

Michael A. Pruzan(13)	10,000	*

Executive Officers

Janet C. Perlowski(14)	45,241	*

Samuel G. Rubenstein(15)	91,356	*

B. Hagen Saville(16)	349,968	*

Executive officers and directors as a group	1,532,530	4.0

*	Represents less than one percent.
(1)	Based on a total of 38,732,948 shares of the Company’s common stock issued and outstanding on April 14, 2004.
(2)	GS Capital Partners II, L.P. is the record holder of 3,895,303 of these shares; GS Capital Partners II Offshore, L.P. is the record holder of 1,548,550 of these shares; Goldman, Sachs & Co. Verwaltungs GmbH is the record holder of 143,679 of these shares as nominee for GS Capital Partners II (Germany) Civil Law Partnership; Stone Street Fund 1998, L.P. is the record holder of 345,624 of these shares; and Bridge Street Fund 1998, L.P. is the record holder of 104,344 of these shares, (collectively, the “Goldman Funds”). An affiliate of The Goldman Sachs Group, Inc., of which Goldman, Sachs & Co. is an indirect wholly owned subsidiary, is either the general partner, managing general partner or investment manager of each of the Goldman Funds. The Goldman Sachs Group, Inc. and Goldman, Sachs & Co. each disclaims beneficial ownership of the shares owned by such Funds to the extent attributable to partnership interests therein held by persons other than The Goldman Sachs Group, Inc. and its affiliates.
(3)	According their Schedule 13G dated February 17, 2004, U.S. Trust Corporation is a wholly-owned direct subsidiary of The Charles Schwab corporation. Each entity files reports completely separate and independent from the other. Neither entity shares with the other any information and/or power with respect to either the voting and/or disposition of the securities reported by each.
(4)	The record holders of these shares are Vestar Capital Partners IV, L.P. and Vestar/MCG LLC. Vestar/MCG LLC directly beneficially owns 52,657 of these shares. Vestar Associates Corporation IV is the general partner of Vestar Associates IV, L.P. which is the general partner of Vestar Capital Partners IV, L.P. Vestar Associates Corporation IV is also the managing member of Vestar/MCG LLC. Therefore, Vestar Capital Partners IV, L.P. may be deemed to indirectly beneficially own the 52,657 shares of common stock directly beneficially owned by Vestar/MCG LLC.
(5)	Ronald L. Eubel, Mark E. Brady, Robert J. Suttman, William E. Hazel and Bernard J. Holtgreive may, as a result of their ownership in and positions with EBS and other affiliated entities, be deemed to be indirect beneficial owners of the equity securities held by EBS and one affiliated entity, EBS Partners, LP. The filing of this statement shall not be deemed an admission by Messrs. Eubel, Brady, Suttman, Hazel or Holtgreive that any of them beneficially own the securities for which they report shared dispositive power and shared voting power, regardless of whether they are acting in concert or acting severally.
(6)

The record holder of these shares is Quantum Industrial Partners LDC (“QIP”). QIH Management Investor, L.P. (“QIHMI”), an investment advisory firm organized and existing as a Delaware limited partnership, is a minority shareholder of QIP and is vested with investment discretion with respect to the portfolio assets held for the account of QIP. The sole general partner of QIHMI is QIH Management LLC, a Delaware limited liability company (“QIH Management”). Soros Private Funds Management LLC, a Delaware limited liability company (“SPFM”), is the sole managing member of QIH Management. George Soros is the sole member of SPFM. Mr. Soros has entered into an agreement with Soros Fund Management LLC, a Delaware limited liability company (“SFM”), pursuant to which Mr. Soros has agreed to use his best efforts to cause QIH Management to act at the direction of SFM. As a result of such agreement, SFM may be deemed to be the beneficial owner of the securities held for the account of QIP. Mr. Soros is also the Chairman of SFM and in such capacity may be deemed to have voting and dispositive power over the QIP Shares. Accordingly, each of QIP, QIHMI, QIH Management, SFM and Mr. Soros may be deemed to be the beneficial owners of these shares for purposes of Section 13(d) of the Securities Exchange Act of 1934. The number of shares listed in the table does not include 9,334 shares held by SFM Domestic Investments LLC (“SFM Domestic”). Mr. Soros in his capacity as the sole managing member of SFM Domestic may be deemed to have the sole power to direct the voting and disposition of the shares held for the account of the SFM Domestic Investments.

(7)	This includes 178,477 restricted shares for which forfeiture restrictions have lapsed or will lapse within 60 days and 185,216 restricted shares that are subject to forfeiture restrictions.
(8)	This includes 143,053 restricted shares for which forfeiture restrictions have lapsed or will lapse within 60 days and 151,025 restricted shares that are subject to forfeiture restrictions.
(9)	This includes 12,488 restricted shares for which forfeiture restrictions have lapsed or will lapse within 60 days and 31,250 restricted shares that are subject to forfeiture restrictions.
(10)	Joseph H. Gleberman is a director of and affiliated with the Goldman Funds. See note (2). Mr. Gleberman owns no shares directly and disclaims beneficial ownership of the shares held by the Goldman Funds.
(11)	This includes 4,719 restricted shares for which forfeiture restrictions have lapsed.
(12)	Norman W. Alpert is a director and affiliated with Vestar Capital Partners IV, L.P. and Vestar/MCG LLC. See note (4). Mr. Alpert owns 775 shares directly and disclaims beneficial ownership of 2,166,667 shares held by Vestar Capital Partners IV, L.P. and Vestar/MCG LLC.
(13)	Michael A. Pruzan is a director and was formerly affiliated with QIP and SFM Domestic. Mr. Pruzan was formerly a non-managing member of SFM Domestic. Mr. Pruzan disclaimed beneficial ownership over any shares held for the account of SFM Domestic. See note (6).
(14)	This includes 21,784 restricted shares for which forfeiture restrictions have lapsed or will lapse within 60 days and 18,457 restricted shares that are subject to forfeiture restrictions.
(15)	This includes 31,228 restricted shares for which forfeiture restrictions have lapsed or will lapse within 60 days and 28,551 restricted shares that are subject to forfeiture restrictions.
(16)	This includes 118,139 restricted shares for which forfeiture restrictions have lapsed or will lapse within 60 days and 118,812 restricted shares that are subject to forfeiture restrictions.

Set forth below is the dollar range of equity securities beneficially owned by each director of the Company as of April 14, 2004:

Name of Director	Dollar Range of Equity Securities Beneficially Owned(1)(2)(3)
Interested Directors
Bryan J. Mitchell	Over $100,000
Steven F. Tunney	Over $100,000
Robert J. Merrick	Over $100,000
Joseph H. Gleberman	None
Independent Directors
Norman W. Alpert	$10,001–$50,000
Jeffrey M. Bucher	$10,001–$50,000
Kenneth J. O’Keefe	$10,001–$50,000
Wallace B. Millner, III	Over $100,000
Michael A. Pruzan	Over $100,000

(1)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Securities Exchange Act of 1934.
(2)	The dollar ranges are: None, $1-$10,000, $10,001-$50,000, $50,001-$100,000, or Over $100,000.
(3)	The dollar range of equity securities beneficially owned in the Company is based on the closing price of $17.95 on April 14, 2004 on the Nasdaq National Market.

PROPOSAL I: ELECTION OF DIRECTORS

Pursuant to the Company’s bylaws, the number of directors is set at nine unless otherwise designated by the board of directors. Directors are elected for a staggered term of three years each, with a term of office of only one of the three classes of directors expiring each year. Our restated certificate of incorporation provides that our board of directors will be no less than five directors and no greater than eleven directors. In addition, our bylaws require the affirmative vote of 75% of the entire board of directors to fix the number of directors at more than eleven or less than seven so long as any of GS Capital Partners II, L.P., Vestar Capital Partners IV, L.P. or Soros Private Equity Partners LLC continues to beneficially own at least 5% our outstanding shares of common stock at all times. Directors serve until their successors are elected and qualified.

The Class III Directors, Messrs. Alpert, Gleberman, and Tunney have been nominated for election for a three-year term expiring in 2007. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

A stockholder can vote for or withhold his or her vote from any or all of the nominees. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy FOR the election of all the nominees named below. If any of the nominees should decline or be unable to serve as a director, it is intended that the proxy will be voted for the election of such person or persons as are nominated as replacements. The board of directors has no reason to believe that any of the persons named will be unable or unwilling to serve.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

Information about the Nominees and Directors

Certain information, as of April 14, 2004, with respect to each of the three nominees for election at the Meeting, as well as each of the current directors, are set forth below, including their names, ages, a brief description of their recent business experience, including present occupations and employment, certain directorships that each nominee holds, and the year in which each nominee became a director of the Company.

Certain of our directors who are also officers may serve as directors of, or on the boards of managers of, certain of our portfolio companies. The business address of each nominee and director listed below is 1100 Wilson Boulevard, Suite 3000, Arlington, VA 22209.

Nominees for Directors

Interested Directors

Mr. Gleberman is an interested person as defined in the Investment Company Act of 1940 due to his affiliation with Goldman, Sachs & Co., a beneficial owner of more than 5% of our outstanding shares. Mr. Tunney is an interested person as defined in the Investment Company Act of 1940 due to his position as an officer of the Company.

Name and Year First Elected Director	Age	Background Information

Joseph H. Gleberman (1998)	46	Mr. Gleberman has been a Managing Director of Goldman, Sachs & Co., an investment-banking firm, since 1996. Mr. Gleberman serves as a director of aaiPharma, Inc., Berry Plastics Corporation, BPC Holding Corporation, and IPC Acquisition Corp.

Steven F. Tunney (1999)	43	Mr. Tunney has served as our President since May 2001, and as our Chief Operating Officer since 1998. Prior to that, he served as our Chief Financial Officer and Corporate Secretary from 1998 to 2000 and our Treasurer from 1998 to 2002. From 1997 to 1998, Mr. Tunney was employed at First Union National Bank, which acquired Signet Bank in 1997. From 1996 to 1997, Mr. Tunney was employed at Signet Bank where he served as a Vice President.

Independent Director

Mr. Alpert is considered independent for purposes of the Investment Company Act of 1940.

Name and Year First Elected Director	Age	Background Information

Norman W. Alpert (2000)	45	Mr. Alpert has served as a Managing Director and founding partner of Vestar Capital Partners since 1988. Mr. Alpert serves on the board of directors of Aearo Corp., Cluett American Corp. and Solo Cup Company, all companies in which Vestar Capital Partners has a significant equity interest.

Current Directors

Interested Directors

Messrs. Mitchell and Merrick are interested persons as defined in the Investment Company Act of 1940 due to their positions as officers of the Company.

Name and Year First Elected Director	Age	Background Information

Robert J. Merrick (1998)	59	Mr. Merrick has served as our Chief Credit Officer since 1998. Mr. Merrick was employed at Signet Bank where he served as Executive Vice President and Chief Credit Officer from 1985 to 1997. Mr. Merrick serves on the board of directors of CRIIMIMAE Inc. and Bank of Richmond. Mr. Merrick’s term as a director will expire in 2005.

Bryan J. Mitchell (1998)	43	Mr. Mitchell has served as our Chief Executive Officer since 1998 and also served as our President from 1998 to May 2001. Mr. Mitchell was Chairman of our board from May 2001 until November 2002. From 1997 to 1998, Mr. Mitchell was employed at First Union National Bank, which acquired Signet Bank in 1997. From 1988 to 1997, Mr. Mitchell was employed by Signet Bank where he served as a Senior Vice President. Mr. Mitchell’s term as a director will expire in 2005.

Independent Directors

The following directors are considered independent for purposes of the Investment Company Act of 1940.

Name and Year First Elected Director	Age	Background Information

Jeffrey M. Bucher (2001)	71	Since 2001, Mr. Bucher has been employed at Kozusko Lahey Harris, LLP, a law firm, where he is of counsel. From 1999 to 2000, Mr. Bucher was employed at Lillick & Charles, LLP (currently Nixon Peabody LLP), a law firm where he was a partner. From 1993 to 1999, Mr. Bucher was employed at Bryan Cave, LLP, a law firm, where he was of counsel. From 1972 to 1976, Mr. Bucher served as a Member of the Board of Governors of the Federal Reserve System. Mr. Bucher’s term as a director will expire in 2006.

Wallace B. Millner, III (1998)	64	Mr. Millner has been the Chairman of our board since November, 2002, a post he also held from 1998 through May 2001. From 1973 to 1997, Mr. Millner served in various executive positions at Signet Banking Corporation, a bank holding company, including Vice Chairman, and Chief Financial Officer. Mr. Millner’s term as a director will expire in 2005.

Name and Year First Elected Director	Age	Background Information

Kenneth J. O’Keefe (2001)	49	Since July 2001, Mr. O’Keefe has been employed by NewVen Partners, LLC, a private investment firm, where he serves as Chief Executive Officer. Mr. O’Keefe was also employed by Infinity Broadcasting, a radio broadcasting company, for the period of December 2002 to July 2003, where he served as a senior executive. From 2000 to 2001, Mr. O’Keefe was employed by Clear Channel Communications, Inc., a diversified media company, where he served as President and Chief Operating Officer of the Clear Channel Radio Group. From 1999 to 2000, Mr. O’Keefe was employed by AMFM, Inc., a radio broadcasting company, where he served as President and Chief Operating Officer until its merger with Clear Channel. From 1997 to 1999, Mr. O’Keefe was employed by Chancellor Media Corporation, a predecessor company to AMFM, Inc., as Executive Vice President—Operations. Mr. O’Keefe’s term as a director will expire in 2006.

Michael A. Pruzan (2000)	39	Mr. Pruzan previously served as a member of our board of directors from 1998 to 1999. Mr. Pruzan is a private investor. He served as a Partner at Soros Private Equity Partners LLC from 1999 to February, 2004. Prior to joining Soros, Mr. Pruzan spent over eleven years at Goldman, Sachs & Co. in Mergers and Acquisitions, Equity Capital Markets and Principal Investments. Mr. Pruzan’s term as a director will expire in 2006.

Information about Executive Officers Who Are Not Directors

The following information, as of April 14, 2004, pertains to our executive officers who are not directors of MCG. Certain of our executive officers, including Messrs. Mitchell and Tunney, serve as directors, managers, and/or officers of certain of our subsidiaries and portfolio companies.

Name	Age	Background Information

Janet C. Perlowski	45	Ms. Perlowski has served as our Chief Financial Officer since 2000, as our Treasurer since 2002 and as an Executive Vice President since May 2003. Prior to that Ms. Perlowski served as our Controller from 1998 to 2000. From 1997 to 1998, Ms. Perlowski was employed at First Union National Bank, which acquired Signet Bank in 1997. From 1983 to 1997, Ms. Perlowski was employed at Signet Bank where she served as Senior Vice President from 1994 to 1997.

Samuel G. Rubenstein	42	Mr. Rubenstein has served as our Executive Vice President, General Counsel and Corporate Secretary since 2000. From 1993 to 2000, Mr. Rubenstein was employed at Bryan Cave, LLP, a law firm, where he was a partner since 1996.

B. Hagen Saville	42	Mr. Saville has served as our Executive Vice President of Business Development since 1998. From 1997 to 1998, Mr. Saville was employed at First Union National Bank, which acquired Signet Bank in 1997. From 1994 to 1997, Mr. Saville was employed at Signet Bank where he served as Vice President.

Meetings of the Board of Directors and Committees

Our board of directors has established an audit committee, a compensation committee, an investment committee, a nominating committee and a valuation committee. During 2003, our board of directors held seven board meetings and 29 committee meetings and also acted by written consent. All directors attended at least 75% of the aggregate number of meetings of the respective boards and of the respective committees on which they served. We require each director to make a diligent effort to attend all board and committee meetings, as well as each Annual Meeting of Stockholders. Five members of the board of directors were present at our 2003 Annual Meeting of Stockholders.

We have designated Wallace B. Millner, III as the presiding director to preside at all executive sessions of non-management directors. Executive sessions of non-management directors will be held at least twice a year. Stockholders may communicate with Mr. Millner by writing to Board of Directors, MCG Capital Corporation, 1100 Wilson Boulevard, Suite 3000, Arlington, VA 22209.

The audit committee selects our independent auditors, reviews with such independent auditors the planning, scope and results of their audit of our financial statements and the fees for services performed, reviews with the independent auditors the adequacy of internal control systems, reviews our annual financial statements and reviews our audit reports and financial statements. The audit committee operates pursuant to a charter approved by the board of directors, which was amended as of March 25, 2004 and is attached to this Proxy Statement as Exhibit A. The audit committee currently consists of Messrs. Millner, O’Keefe and Bucher, all of whom are considered independent under the rules promulgated by the Nasdaq Stock Market. Our board of directors has determined that Mr. Millner is an “audit committee financial expert” as defined under Item 401 of Regulation S-K of the Securities and Exchange Act of 1934. Mr. Millner meets the current independence and experience requirements of Rule 10A-3 of the Exchange Act and, in addition, is not an “interested person” of MCG Capital, as defined in Section 2(a)(19) of the Investment Company Act of 1940. The audit committee met six times during 2003.

The compensation committee determines the compensation for our officers based upon recommendations from management. The compensation committee administers our restricted stock arrangements with our officers and employees. The compensation committee consists of three directors. GS Capital Partners II, L.P., Vestar Capital Partners IV, L.P. and Soros Private Equity Partners LLC are each entitled to nominate to the board of directors for consideration one nominee to the compensation committee, subject to applicable qualification requirements, as long as such investor continues to beneficially own at least five percent of our outstanding shares of common stock at all times. The approval of at least 75% of the members of the board of directors is required to change the aggregate number of directors serving on the compensation committee (and other aspects of the compensation committee bylaws) as long as any of GS Capital Partners II, L.P., Vestar Capital Partners IV, L.P. or Soros Private Equity Partners LLC continues to beneficially own at least five percent of our outstanding shares of common stock at all times. The compensation committee currently consists of Messrs. Alpert, Millner and Pruzan, each of whom is not an interested person as defined in Section 2(a)(19) of the Investment Company Act of 1940. The compensation committee met once during 2003 and acted by written consent.

The investment committee must approve loans to any customer exceeding $10 million and all equity investments. The investment committee currently consists of Messrs. Mitchell, Tunney, Alpert, Gleberman, Millner, Merrick and O’Keefe. The investment committee met 15 times during 2003.

The nominating committee nominates to the board of directors for consideration candidates for election as directors to the board of directors. We do not have a formal policy concerning stockholder recommendations to the nominating committee. The absence of such a policy does not mean, however, that a recommendation would not have been considered had one been received. The nominating committee will consider this matter fully during the upcoming year with a view to adopting and publishing a policy on stockholder recommendations for director nominees prior to the 2005 Annual Meeting of Stockholders.

In evaluating director nominees, the nominating committee considers the following factors:

•	the appropriate size and composition of our board of directors;

•	our needs with respect to the particular talents and experience of our directors;

•	the knowledge, skills and experience of nominees in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of our board of directors;

•	familiarity with national and international business matters;

•	experience with accounting rules and practices;

•	appreciation of the relationship of our business to the changing needs of society; and

•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

The nominating committee’s goal is to assemble a board of directors that brings us a variety of perspectives and skills derived from high quality business and professional experience.

Other than the foregoing there are no stated minimum criteria for director nominees, although the nominating committee may also consider such other factors as it may deem are in the best interests of MCG Capital and its stockholders. The nominating committee also believes it appropriate for certain key members of our management to participate as members of the board of directors.

The nominating committee identifies nominees by first evaluating the current members of the board of directors willing to continue in service. Current members of the board of directors with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the board of directors with that of obtaining a new perspective. If any member of the board of directors does not wish to continue in service or if the nominating committee or the board of directors decides not to re-nominate a member for re-election, the nominating committee identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the nominating committee and board of directors are polled for suggestions as to individuals meeting the criteria of the nominating committee. Research may also be performed to identify qualified individuals. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees although we reserve the right in the future to retain a third party search firm, if necessary.

The nominating committee is required to consider at least one person designated to serve as a director by each of GS Capital Partners II, L.P., Vestar Capital Partners IV, L.P. and Soros Private Equity Partners LLC as long as such investor continues to beneficially own at least five percent of our outstanding shares of common stock at all times. The nominating committee is also responsible for identifying replacements for Messrs. Mitchell, Merrick, Tunney or Saville, if at any time any such officer is no longer employed by us. The approval of at least 75% of the members of the board of directors is required to change the aggregate number of directors serving on the nominating committee or the subcommittee (and other aspects of the nominating committee bylaw) as long as any of GS Capital Partners II, L.P., Vestar Capital Partners IV, L.P. or Soros Private Equity Partners LLC continues to beneficially own at least five percent of the Company’s outstanding shares of common stock at all times. Nominations of persons for election to the board of directors by stockholders at the 2005 annual meeting of stockholders must be made pursuant to the advance notice procedures set forth in our bylaws. The nominating committee has not adopted a formal written charter separate from the Company’s bylaws. During the coming year the board of directors will consider the adoption of such a charter. The current members of the nominating committee and its subcommittee are Messrs. Alpert, Bucher, O’Keefe, Pruzan and Millner, each of whom is not an interested person as defined in Section 2(a)(19) of the Investment Company Act of 1940. The nominating committee met once during 2003, and the subcommittee met once during 2003.

The valuation committee establishes guidelines and makes recommendations to our board of directors regarding the valuation of our loans and investments. The current members of the committee are Messrs. Bucher, Millner, Pruzan and Tunney. The valuation committee met six times during 2003.

Communication with the Board of Directors

Stockholders with questions about MCG Capital are encouraged to contact our Investor Relations department. However, if stockholders feel their questions have not been addressed, they may communicate with our board of directors by sending their communications to MCG Capital Corporation Board of Directors, c/o Corporate Secretary, 1100 Wilson Boulevard, Suite 3000, Arlington, VA 22209. All stockholder communications received by our Corporate Secretary in this manner will be delivered to one or more members of the Board of Directors.

Code of Ethics and Business Conduct

We have adopted a code of business conduct and ethics that applies to directors, officers and employees. The code of business conduct and ethics is available on our website at http://www.mcgcapital.com. We will report any amendments to or waivers of a required provision of the code of business conduct and ethics in a Form 8-K.

Compensation of Executive Officers and Directors

The following table sets forth compensation earned from us during the year ended December 31, 2003 by our three highest paid executive officers, and paid during the year ended December 31, 2003 to all of our directors (collectively, the “Compensated Persons”) in each capacity in which each Compensated Person served. Certain of the Compensated Persons served as both officers and directors.

COMPENSATION TABLE

Name and Position	Aggregate Compensation from the Company(1)	Restricted Stock($)(2)		Pension or Retirement Benefits Accrued as Part of the Company’s Expenses(1)	Directors Fees Paid by the Company
Interested Directors
Bryan J. Mitchell	$524,863	—	(3)	—	$—
Chief Executive Officer and Director(3)
Steven F. Tunney	464,136	—	(4)	—	—
President, Chief Operating Officer and Director
Robert J. Merrick	201,969	—	(5)	—	—
Chief Credit Officer and Director
Joseph H. Gleberman	45,000	—		—	45,000	(7)
Director
Independent Directors
Wallace B. Millner, III	104,167	—		—	104,167	(7)
Chairman of the Board
Norman W. Alpert	45,000	—		—	45,000	(7)
Director
Jeffrey M. Bucher	55,000	—		—	55,000	(7)
Director
Kenneth J. O’Keefe	55,000	—		—	55,000	(7)
Director
Michael A. Pruzan	45,000	—		—	45,000	(7)
Director
Executive Officers
B. Hagen Saville	405,298	—	(6)	—	—
Executive Vice President

(1)	The following table provides detail as to aggregate compensation for 2003 as to our three highest paid executive officers:

	Salary	Bonus	Employer 401(k) Contributions
Mr. Mitchell	$356,863	$150,000	$18,000
Mr. Tunney	296,136	150,000	18,000
Mr. Saville	237,298	150,000	18,000

Each executive’s salary includes $2,000 of compensation to be applied to cover benefits costs and also includes the taxable portion of payments made under his group term life insurance policy. Each executive’s bonus includes the executive’s entire bonus earned during 2003. The total amount of compensation deferred by Messrs. Mitchell, Tunney and Saville under our deferred compensation plan in 2003 was $0, $67,087 and $0, respectively. The amounts listed under “Employer 401(k) Contributions” for each executive include $6,000 in matching contributions and $12,000 in additional discretionary contributions.

(2)	During 2003 no options were granted to compensated persons. Upon our election to be regulated as a business development company, we terminated our stock option plan and the grants thereunder. In connection with the termination of our stock option plan, we issued 1,539,851 shares of restricted common stock, 1,498,949 of which remain outstanding. The aggregate fair market value of the outstanding shares was approximately $29,364,409 as of December 31, 2003 to our employees and directors under our restricted stock plan prior to becoming a business development company. These employees and directors have all the rights of common stockholders in connection with these shares of restricted stock, including the right to vote the shares and to receive dividends. See “Restricted Stock Awards and “Employment Agreements” for a discussion of the terms and conditions of the restricted stock, including forfeiture restrictions.
(3)	Mr. Mitchell held 363,693 shares of restricted stock with a fair market value of $7,124,746 as of December 31, 2003. See “Restricted Stock Awards.” Mr. Mitchell holds 53,317 shares of Tier I restricted common stock, 92,413 shares of Tier II restricted common stock and 217,963 shares of Tier III restricted common stock.
(4)	Mr. Tunney held 294,078 shares of restricted stock with a fair market value of $5,760,998 as of December 31, 2003. See “Restricted Stock Awards.” Mr. Tunney holds 39,817 shares of Tier I restricted common stock, 75,928 shares of Tier II restricted common stock and 178,333 shares of Tier III restricted common stock.
(5)	Mr. Merrick held 43,738 shares of restricted stock with a fair market value of $856,827 as of December 31, 2003. See “Restricted Stock Awards.” Mr. Merrick holds 6,638 shares of Tier I restricted common stock, 11,130 shares of Tier II restricted common stock and 25,970 shares of Tier III restricted common stock.
(6)	Mr. Saville held 236,951 shares of restricted stock with a fair market value of $4,641,870 as of December 31, 2003. See “Restricted Stock Awards.” Mr. Saville holds 39,303 shares of Tier I restricted common stock, 58,944 shares of Tier II restricted common stock and 138,704 shares of Tier III restricted common stock.
(7)	Consists only of directors’ fees paid by the Company during 2003. Such fees are also included in the column titled “Aggregate Compensation from the Company.”

Compensation of Directors

Each director receives an annual retainer of $25,000. In addition, members of the Audit Committee each receive an annual fee of $20,000, members of the Investment Committee each receive an annual fee of $20,000, members of the Valuation Committee each receive an annual fee of $20,000, and the Chairman of the Board receives an annual fee of $25,000. Directors who are our employees do not receive additional compensation for service as a member of our board of directors.

Restricted Stock Awards

Upon our election to be regulated as a business development company, we terminated our stock option plan and the option grants made thereunder. In connection with the termination of our stock option plan, we issued 1,539,851 shares of our common stock, which are restricted, to our employees and directors under our restricted stock plan prior to becoming a business development company. These employees and directors have all the rights of common stockholders in connection with these shares of restricted stock, including the right to vote the shares and to receive dividends. The total number of shares issued for the termination of the stock option plan was based upon the Black-Scholes option-pricing model and assumptions approved by our board of directors.

In the first quarter of 2004, as part of a review of our executive compensation, our compensation committee agreed to allow the restrictions on certain shares of restricted stock to lapse. As a result, the Tier I and Tier II shares held by certain of our executive officers will vest immediately upon full repayment of the loans that are secured by the restricted stock. In addition, the compensation committee waived the performance-based forfeiture restrictions and modified the time-based forfeiture provisions associated with the Tier III shares through their respective amended and restated restricted stock agreements. The discussion of the restricted stock awards below reflects these changes.

Tier I Restricted Stock	Shares
Restricted stock with forfeiture provisions(1)(2)	73,385
Restricted stock with no forfeiture provisions	252,246
Restricted stock forfeited	14,220

Total Tier I restricted stock issued	339,851

(1)	The forfeiture provisions will lapse as to one-third of such initially granted shares to an employee at the end of each of the three consecutive calendar year quarters beginning January 1, 2004, so long as the employee remains employed by us on the applicable date.
(2)	With respect to the 39,174 of these shares held by Messrs. Mitchell, Tunney, Saville and Rubenstein and Ms. Perlowski, for which forfeiture restrictions have not yet lapsed, the forfeiture restrictions will lapse immediately upon full repayment of the partially nonrecourse promissory notes that are secured by the restricted stock.

Tier II Restricted Stock	Shares
Restricted stock with forfeiture provisions(1)(2)	206,090
Restricted stock with no forfeiture provisions	275,248
Restricted stock forfeited	18,662

Total Tier II restricted stock issued	500,000

(1)	The forfeiture provisions will lapse as to one-seventh of such initially granted shares to an employee at the end of each of the seven consecutive calendar year quarters beginning January 1, 2004, so long as the employee remains employed by us on the applicable date.
(2)	With respect to the 109,424 of these shares held by Messrs. Mitchell, Tunney, Saville and Rubenstein and Ms. Perlowski, for which forfeiture restrictions have not yet lapsed, the forfeiture restrictions will lapse immediately upon full repayment of the partially nonrecourse promissory notes that are secured by the restricted stock.

Tier III Restricted Stock	Shares
Restricted stock with forfeiture provisions(1)	57,576
Restricted stock subject to employment status only(2)	456,714
Restricted stock forfeited	8,020
Restricted stock with no forfeiture provisions(3)	177,690

Total Tier III restricted stock issued	700,000

(1)	Subject to two independent forfeiture conditions, one relating to employment and the other relating to total return to stockholders.

Pursuant to the first forfeiture condition, all shares granted to an employee generally will be forfeited unless the employee is still employed by us on September 30, 2005. Pursuant to the second forfeiture condition, the forfeiture provisions will lapse as to 25% of the total amount of shares of Tier III restricted common stock granted to an employee if at the end of the relevant period the following two criteria are met:

•	a total return of 20% for the period beginning on December 4, 2001 and ending on December 31, 2002 and of 15% for each of the three 12-month periods beginning October 1, 2002; and
•	at the end of each of the second, third and fourth periods described above, an average of the total returns since December 4, 2001 of at least 10%.

If both of the foregoing return-based criteria are not met in a particular period, the shares will not be subject to forfeiture for that reason if the average of the total returns for such period and all prior periods is at least 20%, although the employment status forfeiture condition would still apply. Moreover, if at the end of any of the four periods described above the average of the total returns since December 4, 2001 through the end of such period is at least 10% and also results in the average of the total returns for each of the prior periods being at least 10%, the forfeiture provisions will lapse as to the total amount of shares for all prior periods for which the first return-based criterion described above is satisfied but the second return-based criterion described above is not satisfied. Once the criteria are met for a particular period, the Tier III restricted common stock allocable to that period is no longer subject to forfeiture unless the employee is not still employed by us on September 30, 2005 or unless a change in control takes place.

“Total return” is calculated assuming an investor owns one share on the first day of each period, receives dividends in cash throughout the period (assuming no reinvestment for purposes of this calculation), and sells that share on the last day of the period at a price that is the average of the closing sales price of the common stock on the last 10 trading days of the applicable period (including the last trading day of the applicable period). In addition, if the total return-based criteria are not met, the Tier III restricted common stock will not be forfeited unless our compensation committee determines that all or some portion of the stock will be forfeited based on factors it deems relevant at that time.

(2)	With respect to the 411,552 of these shares held by Messrs. Mitchell, Tunney, Saville and Rubenstein and Ms. Perlowski, for which forfeiture restrictions have not yet lapsed, forfeiture restrictions will lapse as to 20% of the 587,931 Tier III shares initially granted to such officer per year, on a quarterly basis beginning April 1, 2004, for three years, and forfeiture restrictions will lapse as to 10% of the 587,931 Tier III shares initially granted to such officer during the fourth year, on a quarterly basis. The remaining 45,162 of these shares, 25,970 of which are held by Mr. Merrick, will generally be forfeited unless the employee is still employed by us on September 30, 2005.
(3)	With respect to the 176,379 of these shares held by Messrs. Mitchell, Tunney, Saville and Rubenstein and Ms. Perlowski, forfeiture restrictions lapsed pursuant to their respective amended and restated restricted stock agreements.

The restricted common stock also is subject to various provisions relating to the lapsing of the forfeiture provisions in the event of termination of employment, death or disability. Upon a change of control of MCG Capital, all forfeiture restrictions will lapse with respect to Tier I, Tier II and Tier III restricted common stock. Forfeiture provisions will lapse for Mr. Mitchell’s restricted common stock in the event of termination due to death or disability. See “Certain Relationships and Transactions—Loans to and Other Agreements with Our Executive Officers”.

Employment Agreements

We entered into employment agreements with Messrs. Mitchell, Tunney, and Saville on November 28, 2001. Mr. Mitchell’s agreement was amended on November 3, 2002 to make the agreement “at will” and to make certain other changes. The term of Messrs. Tunney and Saville’s agreements is four years. The term of Messrs. Tunney and Saville’s agreements will end earlier if the executive resigns, is disabled, dies or is terminated by us for any reason. However, in the event of a change in control (as defined in the employment agreements) during the last year of the agreement, Messrs. Tunney’s and Saville’s employment agreements will not expire for a period of twelve months after the occurrence of the change in control so long as either the executive agrees to such extension or all of the executive’s restricted stock becomes immediately non-forfeitable. The employment agreements of Messrs. Mitchell, Tunney and Saville were amended by their respective amended and restated restricted stock agreements with respect to the treatment of their Tier III shares of restricted common stock. Such amendments are reflected in this section.

The employment agreements for Messrs. Mitchell, Tunney, and Saville provide for an annual base salary as described below. In addition, the executives are entitled to participate in any incentive compensation program instituted by us. The agreements also provide for employee benefits available to other employees of the Company and the reimbursement of out-of-pocket expenses. The agreements also, in a number of circumstances, govern the forfeiture restrictions with respect to the restricted stock granted to these executives in connection with the termination of our stock option plan. Messrs. Mitchell, Tunney and Saville are paid base salaries and own shares of restricted stock as follows:

		Number of Restricted Shares
Name	Annual Base Salary	Tier I	Tier II	Tier III
Bryan J. Mitchell	$400,000	53,317	92,413	217,963
Steven F. Tunney	$375,000	39,817	75,928	178,333
B. Hagen Saville	$300,000	39,303	58,944	138,704

Pursuant to the employment agreements, if Mr. Mitchell’s employment is terminated by us or Mr. Mitchell for any reason (other than death or disability), or if Messrs. Tunney or Saville’s employment is terminated by us for cause or by disability, death or by the executive (other than for “good reason” as defined in his employment agreement), the executive would be entitled to receive, among other things, his accrued but unpaid base salary, bonuses, reimbursable expenses and benefits. In addition, the executive will generally forfeit any shares of Tier I, Tier II and Tier III restricted common stock as to which the forfeiture restrictions have not lapsed, with certain exceptions. If Messrs. Tunney or Saville cease employment due to death or disability, a certain portion of their Tier I, Tier II and Tier III shares of restricted common stock will become immediately non-forfeitable. If Mr. Mitchell’s employment terminates due to death or disability, all of his shares of restricted common stock will become immediately non-forfeitable. In addition, Messrs. Tunney and Saville are the beneficiaries of life insurance and disability insurance policies in amounts sufficient to cover their outstanding loans to the Company.

If either Messrs. Tunney or Saville terminates his employment for good reason (as defined in his employment agreement), or if we terminate his employment other than for cause (as defined in his employment agreement), death or disability, the executive will be entitled to receive, among other things, two times the sum of his highest annual base salary in the then current year or during the prior three years and his average bonus for the past three years, paid in 24 equal monthly installments. In addition, the executive will be entitled to receive his accrued but unpaid base salary, bonuses, reimbursable expenses and benefits. The executive will be entitled to receive benefits under any group health and life insurance for two years after termination. If termination occurs after a change in control, the executive will be entitled to base salary and benefits under group health and life insurance plans in effect immediately prior to the change in control, if greater. Moreover, if the executive terminates his employment for good reason, or if we terminate the executive’s employment other than for cause, death or disability or other than without a vote of more than 50% of the number of directors constituting the entire board of directors, the forfeiture restrictions on all of the Tier I, Tier II and Tier III shares of restricted common stock will immediately lapse. If we terminate the executive’s employment other than for cause, death or disability, but with a vote of more than 50% of the number of directors constituting the entire board of directors, the forfeiture restrictions on all the Tier I and a certain portion of Tier II and Tier III shares of restricted common stock will immediately lapse. “Good reason” includes, among other things, (i) certain changes in the executive’s status, title, position or responsibilities, (ii) a reduction in the executive’s base salary not proportionally applicable to all employees, or (iii) for Mr. Tunney, if he is not reelected to our board of directors.

If Mr. Mitchell terminates his employment or we terminate his employment for any reason (other than for death or disability), then Mr. Mitchell will be entitled to receive, among other things, an amount equal to his monthly base salary immediately prior to the termination date for three months, payable in 12 equal monthly installments. In addition, Mr. Mitchell will be entitled to receive his accrued but unpaid base salary, bonuses, reimbursable expenses and benefits. Mr. Mitchell would be entitled to receive benefits under any group health and life insurance for two years after termination. As previously discussed, forfeiture provisions will lapse for Mr. Mitchell’s restricted common stock in the event of termination due to death or disability.

If Messrs. Tunney or Saville do not enter into a new or an amended employment agreement upon a change in control, the term of the agreement will end and the executive will be entitled to receive, among other things, two times the sum of his highest annual base salary in the then current year or during the prior three years and his average bonus for the past three years, paid in 24 equal monthly installments. In addition, the executive will be entitled to receive his accrued but unpaid base salary, bonuses, reimbursable expenses and benefits. The executive will be entitled to receive benefits under any group health and life insurance plans for two years after termination. However, if the change in control occurs during the last year of the agreement, the employment agreements shall not expire for a period of twelve months after the occurrence of the change in control so long as either the executive agrees to such extension or all of the executive’s restricted stock becomes immediately non-forfeitable. In such case, the executive will not be entitled to any further payments or benefits.

In the event of a change of control, the forfeiture provisions in Messrs. Tunney and Saville’s Tier I, Tier II, and Tier III shares of restricted common stock lapse in varying degrees as described above. In addition, Mr. Mitchell’s employment agreement, as amended, provides that our board of directors may determine not to vest some or all of Mr. Mitchell’s restricted common stock upon the occurrence of a change of control.

The employment agreement prohibits the executive, during his employment with us and for a period of two years after the executive’s termination of employment for any reason, from soliciting any of our employees, clients and certain prospective clients. The employment agreement also prohibits the executive, during his employment with us and for a period two years after the termination of Messrs. Tunney or Saville’s employment for any reason, other than as a result of expiration of the term, or one year after the termination of Mr. Mitchell’s employment for any reason from engaging in any business or activity that competes with us. The agreement also requires that the executives protect our confidential information. If the executive or his subsequent employer successfully challenges the enforceability of the non-compete and/or non-solicitation provisions of the employment agreement, then the severance amount and the severance period, including the severance benefit period will be reduced proportionately to the time period that such non-compete and non-solicitation restrictions actually remain in effect.

An executive is also be entitled to receive payments in the amount of any excise tax imposed under Sections 4999 and 280G of the Internal Revenue Code of 1986 as a result of a change of control in accordance with Section 280G.

Messrs. Mitchell, Tunney and Saville currently have loans outstanding to us with respect to prior purchases of stock and restricted stock. Mr. Mitchell’s employment agreement requires that he use the dividends on his shares of restricted stock, net of taxes, to repay his existing indebtedness to us. See “Certain Relationships and Transactions—Loans to and Other Agreements with our Executive Officers”.

We have entered into an employment agreement with Mr. Merrick similar to those of Messrs. Saville and Tunney described above.

Severance Agreements

In addition, we have entered into severance agreements with certain of our officers, including Ms. Perlowski. Ms. Perlowski’s severance agreement was amended by her amended and restated restricted stock agreement with respect to the treatment of her Tier III restricted common stock. Ms. Perlowski’s severance agreement provides that if she terminates her employment for good reason (as defined in her employment agreement), or if we terminate her employment other than for cause (as defined in her employment agreement), death or disability, Ms. Perlowski will be entitled to receive, among other things, the amount of her highest monthly base salary during the current or past two years for a period of 12 months payable within 45 days after the date of her termination. If Ms. Perlowski terminates her employment for good reason, or if we terminate her employment other than for cause, she will forfeit any Tier I, Tier II or Tier III restricted common stock for which forfeiture restrictions would not have lapsed within 12 months of the end of the three month period at which her employment terminated. The agreement prohibits Ms. Perlowski, during her employment with us and for a period of two years after her termination of employment for any reason, from soliciting any of our employees, clients and certain prospective clients. The agreement also prohibits Ms. Perlowski, during her employment with us and for a period of 12 months after her termination of employment for any reason, other than as a result of expiration of the term, from engaging in any business or activity that competes with us.

Bonus Awards

We pay discretionary cash bonus awards to our employees annually. The awards have been based on individual performance. The total amount of awards made annually has varied depending on our financial results and other factors that our compensation committee has deemed appropriate. We intend to continue this arrangement under terms and conditions that our compensation committee will determine. See “—Employment Agreements.”

Deferred Compensation Plan

During 2000, we created a deferred compensation plan for key executives which allows eligible employees to defer a portion of their salary and bonus to an unfunded deferred compensation plan that we manage. Our managing directors and executive officers are eligible to participate in the plan. Contributions to the plan earn interest at a rate of 2% over our internal cost of funds rate, as defined by the plan. The plan became effective on October 1, 2000.

Certain Relationships and Transactions

Transactions with Affiliated Persons

Certain funds affiliated with The Goldman Sachs Group, Inc. own a significant portion of our outstanding common stock. We have agreed that for so long as the stockholders affiliated with The Goldman Sachs Group, Inc. own at least 50% of our common stock owned by them at the time of the completion of our initial public offering, Goldman, Sachs & Co. will have the right to provide all of our investment banking services (other than any underwriting of securities, commercial banking services, any determination of fair market value pursuant to any employment, consulting or severance agreement and services relating to any securitization or other debt issuances) upon terms mutually satisfactory to them and to us. If we are unable to agree on those terms, we may hire another investment banking firm.

Certain stockholders, including stockholders affiliated with The Goldman Sachs Group, Inc., Vestar Capital Partners IV, L.P. and Soros Fund Management LLC, will, under some circumstances, have the right to require us to register their shares with the Securities and Exchange Commission or request that their shares be included in registration statements that we may file so that those shares may be publicly resold.

We are obligated to effect up to seven demand registrations for three of our stockholders. The stockholders affiliated with The Goldman Sachs Group, Inc. have the right to request up to three demand registrations and the stockholders affiliated with Vestar Capital Partners IV, L.P. and stockholders affiliated with Soros Fund Management LLC each have a right to request up to two demand registrations. All of these registration rights are subject to conditions and limitations, among them our right or the right of the underwriters of an offering to limit the number of shares included in a registration under some circumstances.

Loans to and Other Agreements with our Executive Officers

Certain of our executive officers have employment agreements with us. See “Compensation of Executive Officers and Directors—Employment Agreements”.

In connection with our formation in 1998, certain of our executive officers and other members of management delivered promissory notes to us to purchase shares of common stock. These promissory notes were due on June 24, 2003, and have all been paid in full. In addition, during 2000 certain of our additional executive officers and other members of management delivered promissory notes to us in connection with the purchase of shares of common stock. These promissory notes are due on July 11, 2005, subject to acceleration events, and bear interest at a fixed rate per annum equal to 8.25% payable annually. These notes are nonrecourse as to the principal amount but recourse as to the interest. Each loan is secured by the stock purchased with the loan as well as certain other common stock of the Company owned by such officer or other member of management. These promissory notes were repaid in full in 2002.

Many of our executive officers and other employees also delivered additional partially nonrecourse promissory notes to us, with an aggregate face value of $5.8 million, for the purchase of a portion of the restricted common stock issued in connection with the termination of our stock option plan and the grants thereunder. The notes are nonrecourse as to the principal amount but recourse as to interest. Accordingly the executive officers and other employees are personally liable for interest payments. Each loan is secured by all of the restricted common stock held by each executive officer and other employees, and in the cases of Messrs. Mitchell, Tunney and Saville, for a specified time period, additional shares of common stock owned by such executive officers. The notes bear interest at 4.13%, with interest payable annually during the term of the note and all principal due on May 28, 2006, subject to acceleration events.

The following table summarizes information about these loans and the amounts outstanding as of December 31, 2003 with respect to our executive officers:

Name of Debtor and Title	Date of Loan	Original Amount of Loan	Rate of Interest	Current Balance of Loan
Bryan J. Mitchell(1)	6/24/98	$100,000	8.2875%	$—
Chief Executive Officer	12/3/01	1,188,451	4.13	1,046,200
Steven F. Tunney(1)	6/24/98	150,000	8.2875	—
Director, President and Chief Operating Officer	12/3/01	943,913	4.13	943,913
B. Hagen Saville(1)	6/24/98	200,000	8.2875	—
Executive Vice President, Business Development	12/3/01	801,214	4.13	801,214
Janet C. Perlowski	7/11/00	22,500	8.25	—
Executive Vice President, Chief Financial Officer and Treasurer	12/3/01	80,618	4.13	80,618
Samuel G. Rubenstein	7/11/00	75,000	8.25	—
Executive Vice President, General Counsel and Corporate Secretary	12/3/01	222,773	4.13	222,773

(1) See “Compensation of Executive Officers and Directors—Employment Agreements.”

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Company’s directors and executive officers, and any persons holding 10% or more of its common stock, are required to report their beneficial ownership and any changes therein to the Securities and Exchange Commission and the Company. Specific due dates for those reports have been established, and the Company is required to report herein any failure to file such reports by those due dates. Based on the Company’s review of Forms 3, 4 and 5 filed by such persons, the Company believes that during 2003 all Section 16(a) filing requirements applicable to such persons were met in a timely manner.

PROPOSAL II: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The audit committee and the disinterested members of the board of directors have selected Ernst & Young LLP as independent auditors for the Company for the fiscal year ending December 31, 2004. This selection is subject to ratification or rejection by the stockholders of the Company. If the stockholders ratify the selection of Ernst & Young LLP as the Company’s independent auditors, Ernst & Young LLP also will be the independent auditors for all consolidated subsidiaries of the Company.

Ernst & Young LLP has advised the Company that neither the firm nor any present member or associate of it has any material financial interest, direct or indirect, in the Company or its subsidiaries. It is expected that a representative of Ernst & Young LLP will be present at the Meeting and will have an opportunity to make a statement if he or she chooses and will be available to answer questions.

The Company has paid or expects to pay the following fees to Ernst & Young LLP for work performed in 2003 and 2002 or attributable to the audit of the Company’s 2003 and 2002 financial statements:

	Fiscal Year Ended December 31, 2003	Fiscal Year Ended December 31, 2002
	(Amounts in thousands)
Audit Services	$519	$577
Audit Related Services	20	10
Tax Services	108	96
Other Services	—	—

TOTAL FEES:	$647	$683

Audit Services.    Audit fees include fees for services that normally would be provided by the accountant in connection with statutory and regulatory filings or engagements and that generally only the independent accountant can provide. In addition to fees for an Audit or review in accordance with generally accepted auditing standards, this category contains fees for comfort letters, statutory audits, consents, and assistance with and review of documents filed with the SEC.

Audit Related Services.    Audit related fees are assurance related services that traditionally are performed by the independent accountant, such as attest services that are not required by statute or regulation.

Tax Services.    Tax fees include corporate and subsidiary compliance and consulting.

Other Services.    Fees for other services would include fees for products and services other than the services reported above.

Audit Committee Report

March 25, 2004

The Audit Committee of the Board of Directors of MCG Capital Corporation (the “Audit Committee”) operates under a written charter adopted by the Board of Directors effective as of March 25, 2004 and filed as an appendix to the Proxy Statement for the 2004 Annual Meeting of Stockholders. The Audit Committee is currently comprised of Jeffrey M. Bucher, the Chair, Wallace B. Millner, III and Kenneth J. O’Keefe.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and expressing an opinion on the conformity of those audited financial statements in accordance with accounting principles generally accepted in the United States. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee is also directly responsible for the appointment, compensation and oversight of the Company’s independent auditors.

Pre-Approval of Fees

The Audit Committee has established a pre-approval policy that describes the permitted audit, audit-related, tax, and other services to be provided by Ernst & Young LLP, the Company’s independent auditor. The policy requires that the Audit Committee pre-approve the audit and non-audit services performed by the independent auditor in order to assure that the provision of such service does not impair the auditor’s independence.

Any requests for audit, audit-related, tax, and other services that have not received general pre-approval must be submitted to the Audit Committee for specific pre-approval, irrespective of the amount, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

Review with Management

The Audit Committee has reviewed the audited financial statements and met and held discussions with management regarding the audited financial statements. Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States.

Review and Discussion with Independent Auditors

The Audit Committee has discussed with Ernst & Young LLP, the Company’s independent auditors, matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended by the Independence Standards Board, and has discussed with the auditors the auditors’ independence. The Audit Committee has also considered the compatibility of non-audit services with the auditors’ independence.

Conclusion

Based on the Audit Committee’s discussion with management and the independent auditors, the Audit Committee’s review of the audited financial statements, the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommends that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission. The Audit Committee also appoints Ernst & Young LLP to serve as independent auditors for the year ended December 31, 2004, subject to ratification of such appointment by the stockholders of the Company.

Respectfully Submitted,

The Audit Committee

Jeffrey M. Bucher, Chair

Wallace B. Millner, III

Kenneth J. O’Keefe

Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted for ratification of the appointment of Ernst & Young LLP as the independent auditors of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY.

OTHER BUSINESS

The board of directors knows of no other business to be presented for action at the Meeting. If any matters do come before the Meeting on which action can properly be taken, it is intended that the proxies shall vote in accordance with the judgment of the person or persons exercising the authority conferred by the proxy at the Meeting. The submission of a proposal does not guarantee its inclusion in the Company’s proxy statement or presentation at the Meeting unless certain securities law requirements are met.

SUBMISSION OF STOCKHOLDER PROPOSALS

The Company expects that the 2004 Annual Meeting of Stockholders will be held in May 2005, but the exact date, time, and location of such meeting have yet to be determined. A stockholder who intends to present a proposal at that annual meeting must submit the proposal in writing to the Company at its address in Arlington, Virginia, and the Company must receive the proposal no later than December 20, 2004, in order for the proposal to be considered for inclusion in the Company’s proxy statement for that meeting. The submission of a proposal does not guarantee its inclusion in the Company’s proxy statement or presentation at the meeting.

For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year’s annual meeting, SEC rules permit management to vote proxies in its discretion if (a) the Company receives notice of the proposal before the close of business on February 18, 2005 and advises stockholders in next year’s proxy statement about the nature of the matter and how management intends to vote on such matter, or (b) does not receive notice of the proposal prior to the close of business on February 18, 2005.

Notices of intention to present proposals at the 2005 annual meeting should be addressed to Samuel G. Rubenstein, our Executive Vice President, General Counsel and Corporate Secretary, MCG Capital Corporation, 1100 Wilson Boulevard, Suite 3000, Arlington, Virginia 22209. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

You are cordially invited to attend the annual meeting of stockholders in person. Whether or not you plan to attend the meeting, you are requested to complete, date, sign and promptly return the accompanying proxy card in the enclosed postage-paid envelope.

By Order of the Board of Directors

Samuel G. Rubenstein

Corporate Secretary

Arlington, Virginia

April 19, 2004

Appendix A

MCG Capital Corporation

Audit Committee Charter

Purpose

The purpose of the Audit Committee is to assist the Board of Directors of MCG Capital Corporation (the “Company”) in fulfilling its responsibilities to oversee and monitor (i) the integrity of the financial statements of the Company, (ii) the internal control and financial reporting processes of the Company, (iii) the material aspects of the Company’s accounting and financial reporting process generally, (iv) the independent auditors’ qualifications and independence, the performance of the Company’s independent auditors, (v) the compliance by the Company with legal and regulatory requirements, and (vi) the performance of the Company’s internal audit function (if any).

While the Audit Committee has the responsibilities and powers set forth in this Charter, the Company’s executive management is responsible for preparing the Company’s financial statements in accordance with generally accepted accounting principles, for maintaining appropriate accounting, internal control and financial reporting processes, and (if and after determined to be appropriate) for maintaining an appropriate internal audit function. The independent auditors are responsible for auditing the Company’s financial statements. The Audit Committee is responsible for overseeing the conduct of these activities. Consequently, in carrying out its responsibilities, the Audit Committee is not determining that the Company’s financial statements are complete and accurate and/or in accordance with generally accepted accounting principles, nor is the Audit Committee providing any expert or other special assurance as to the Company’s financial statements or any professional certification as to the work of the independent auditors. It is also not the duty of the Audit Committee to assure the Company’s compliance with laws and regulations or compliance with the Company’s codes of ethics. The primary responsibilities for these matters also reside with the Company’s executive management.

In order to fulfill its oversight responsibility, the Audit Committee must be capable of conducting free and open discussions with management, independent auditors, internal auditors, employees and others regarding the quality of the financial statements and the system of internal controls.

Membership Requirements

The Audit Committee shall be comprised of that number of directors as the Board of Directors shall determine from time to time, such number not to be less than three (3). The members of the Audit Committee shall (i) meet the independence and experience requirements of the Nasdaq National Market and Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Rule 10A-3(b)(1) under the Act (subject to the exemptions provided in Rule 10A-3(c)) and other applicable rules and regulations of the Securities and Exchange Commission (the “SEC”), (ii) not have participated in the preparation of the financial statements of the company or any current subsidiary of the company at any time during the past three years; and (iii) be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement. The members of the Audit Committee, including the Chairman thereof, shall be appointed annually by the Board of Directors.

Authority

In discharging its oversight responsibilities, the Audit Committee shall have unrestricted access to the Company’s management, books and records and the authority to retain outside counsel, accountants or other consultants at the Audit Committee’s sole discretion. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to any advisors employed by the Audit Committee.

Responsibilities

The following are the general responsibilities of the Audit Committee and are set forth only for its guidance. The Audit Committee may diverge from these responsibilities and may assume such other responsibilities as it deems necessary or appropriate in carrying out its oversight functions. The Audit Committee shall:

•	Have the sole authority to appoint or replace the independent auditors (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditors (including the resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditors shall report directly to the Audit Committee.

•	Pre-approve all auditing services and permitted non-audit services (including fees and terms thereof) to be performed for the Company by its independent auditors, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(B) of the Exchange Act. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

•	Recommend to the Board of Directors whether the Company’s financial statements should be included in its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q prior to filing with the SEC. To carry out this responsibility, the Audit Committee shall:

—	Review and discuss the audited financial statements with management and the independent auditors; and

—	Discuss with the independent auditors the matters required by Statement on Auditing Standards No. 61, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of estimates and clarity of disclosures in the financial statements, including with respect to off-balance sheet arrangements, liquidity and transactions with related parties; and

—	Review and discuss with the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 regarding their independence and, where appropriate, take appropriate action in response to the disclosures to satisfy itself of the independence of the Company’s independent auditors; and

—	Review and discuss with the independent auditors all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and

—	Review material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences; and

—	Review with the independent auditors all critical accounting policies and practices to be used; and

—	Review disclosures made to the Audit Committee by the Company’s CEO, COO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls; and

—	Review the Company’s annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before they are made public; and

—	Review all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and

—	Review the Company’s earnings press releases, as well as financial information and the types of disclosures provided to stockholders, analysts and ratings agencies. The Audit Committee’s responsibility to review such information may be done generally and need not be in advance of the public disclosure of such information; and

—	Based upon the reviews and discussions, issue its report for inclusion in the Company’s proxy statement.

•	Discuss with the independent auditors the overall scope and plans for their audit including adequacy of staffing and compensation. Also, the Audit Committee shall discuss with management and the independent auditors the Company’s accounting and financial controls.

•	Review and discuss with management and the independent auditors the Company’s interim financial statements to be included in the Company’s quarterly reports to be filed with the SEC prior to filing. The chair of the committee may represent the entire committee for purposes of the review.

•	Discuss with the independent auditors (a) issues on which the engagement team consulted its national office and (b) matters of audit quality and consistency.

•	Obtain from the independent auditors assurance that Section 10A(b) of the Exchange Act of 1934 has not been implicated.

•	Review with management and the independent auditors any correspondence with regulators or governmental agencies and published reports that raise material issues regarding the Company’s financial statements or accounting policies.

•	Review with management and General Counsel the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s codes of ethics.

•	Review with the Company’s General Counsel legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

•	Regularly report to the Board of Directors the conclusions of the Audit Committee with respect to the matters that the Audit Committee has considered.

•	Review and reassess the adequacy of this Charter annually and submit it to the Board of Directors for approval.

•	Ensure the rotation of the lead (or coordinating) audit partner (or, if required by the rules and regulations of the SEC, other employees of the independent auditors) having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

•	Recommend to the Board of Directors policies (consistent with the rules and regulations of the SEC) for the Company’s hiring of employees or former employees of the independent auditors who participated in any capacity in the audit of the Company.

•	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•	Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

Meetings

The Audit Committee shall meet as often as it determines to be appropriate, but not less frequently than quarterly. The Audit Committee shall meet quarterly with management (including with the CFO and the General Counsel) and the independent auditors in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

Evaluation

The Audit Committee shall conduct and annual review of its performance and recommend changes to the Board of Directors as needed.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

MCG CAPITAL CORPORATION

FOR ANNUAL MEETING OF STOCKHOLDERS

May 19, 2004

The undersigned stockholder of MCG Capital Corporation (the “Company”) acknowledges receipt of the Notice of Annual Meeting of Stockholders of the Company and hereby appoints Bryan J. Mitchell, Steven F. Tunney, and Samuel G. Rubenstein, or any one of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to vote all the shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 19, 2004 at 10:30 a.m., Eastern Time at the Hyatt Arlington at Washington’s Key Bridge, 1325 Wilson Boulevard, Arlington, VA 22209 and at any adjournment thereof, as indicated on this proxy.

Please sign and date this proxy on the reverse side and return it in the enclosed envelope.

ANNUAL MEETING OF STOCKHOLDERS

MCG CAPITAL CORPORATION

MAY 19, 2004

PLEASE DATE, SIGN AND MAIL YOUR

PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE!

Please Detach and Mail in the Envelope Provided

A (x) PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2

1. Election of Directors who will serve as directors of MCG Capital Corporation until 2007, or until their successors are elected and qualified.	FOR ALL NOMINEES [ ]	WITHHOLD AUTHORITY [ ]	Nominees: Norman W. Alpert [ ] Joseph H. Gleberman [ ] Steven F. Tunney [ ]	2. The ratification of the selection of Ernst & Young LLP as independent auditors for MCG Capital Corporation for the fiscal year ending December 31, 2004.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]
	FOR ALL EXCEPT (See instructions below) [ ]			3. To vote upon such other business as may properly come before the meeting or any adjournment thereof.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold.				THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED BELOW; where no choice is specified, it will be voted FOR Proposals 1 and 2 and in the discretion of the proxies with respect to matters described in Proposal 3.

SIGNATURE		DATE	SIGNATURE		DATE

IF HELD JOINTLY

IMPORTANT:   Please sign exactly as your name appears on this proxy. For joint accounts, each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If the signer is a corporation or partnership, please sign in full corporate or partnership name by a duly authorized officer or partner.